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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Robert W. Hughes, Chairman, President and Chief Executive Officer of OC Financial, Inc. (the "Company") certifies in his capacity as President, Chief Executive and Chief Financial Officer of the Company that he has reviewed the annual report of the Company on Form 10-KSB for the fiscal ended September 30, 2005 and that to the best of his knowledge:

1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to OC Financial, Inc. and will be retained by OC Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


December 29, 2005                   /s/ Robert W. Hughes
---------------------------         --------------------------------------------
Date                                Robert W. Hughes
                                    Chairman, President, Chief Executive Officer
                                    and Chief Financial Officer